Exhibit 4.6

amended and restated INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (the “Agreement”) is entered into as of February 7, 2011, by Chimerix, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A, each of which is herein referred to as an “Investor.”

Recitals

Whereas, certain of the Investors are purchasing shares of the Company’s Series F Preferred Stock (the “Series F Stock”), and warrants to purchase additional shares of Series F Stock, pursuant to that certain Series F Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

Whereas, certain of the Investors (the “Prior Investors”) include (i) holders of the Company’s Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”), Series B-1 Preferred Stock (the “Series B-1 Stock”), Series C Preferred Stock (the “Series C Stock”), Series D Preferred Stock (the “Series D Stock”) and Series E Preferred Stock (the “Series E Stock” which, together with the Series A Stock, the Series B Stock, the Series B-1 Stock, the Series C Stock, the Series D Stock, and the Series F Stock, shall be referred to collectively as the “Preferred Stock”), (ii) Shellwater & Co., as nominee for the University of California, San Diego, (iii) General Electric Capital Corporation and (iv) Silicon Valley Bank;

Whereas, the Prior Investors are parties to an Amended and Restated Investor Rights Agreement, dated July 24, 2009 (the “Prior Agreement”);

Whereas, the Prior Investors desire to amend and restate and supersede in its entirety the Prior Agreement and to accept the rights and covenants herein, in lieu of their rights and covenants under the Prior Agreement;

Whereas, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

Whereas, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

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SECTION 1.          REGISTRATION RIGHTS.

The Company covenants and agrees as follows:

1.1          Definitions. For purposes of this Section 1:

(a)          The term “Act” means the Securities Act of 1933, as amended.

(b)          The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC (as defined below) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)          The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

(d)          The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(e)          The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f)          The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Stock, Series B Stock, Series B-1 Stock, Series C Stock, Series D Stock, Series E Stock and Series F Stock (including any of such shares issuable upon exercise of warrants issued pursuant to the Purchase Agreement), (ii) the Common Stock issuable or issued upon exercise of warrants outstanding as of the date of this Agreement, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) or (ii) above.

(g)          The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock outstanding, or issuable upon exercise of warrants outstanding, which are Registrable Securities, and the number of shares of Common Stock issuable upon conversion of the outstanding Series A Stock, Series B Stock, Series B-1 Stock, Series C Stock, Series D Stock, Series E Stock and Series F Stock which are Registrable Securities.

(h)          The term “SEC” shall mean the Securities and Exchange Commission.

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1.2          Demand Registration.

(a)          If the Company shall receive at any time not earlier than the earlier of (i) four (4) years after the date of this Agreement and (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a transaction pursuant to Rule 145 under the Act) a written request from the Series F Requisite Investors (as defined in the Purchase Agreement), that the Company register for sale under the Act all or any portion of the shares of Registrable Securities held by such Holders having an aggregate anticipated price to the public (before any underwriters’ discounts or commissions) of not less than $5,000,000:

(i)          within ten (10) days after the receipt thereof, give written notice of such request to all Holders; and

(ii)         use its reasonable best efforts to file as soon as practicable the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of Section 1.2(b).

(b)          If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a) and the Company shall include such information in the written notice referred to in Section 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant to this Agreement, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. For purposes of the preceding sentence concerning allocation, for any Holder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

(c)          Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed and the filing of such registration statement should therefore be delayed, the Company shall have the right to delay taking action with respect to such filing for two periods of not more than sixty (60) days each in any twelve (12) month period after receipt of the request of the Initiating Holders.

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(d)          In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)          After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii)         During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause the Section 1.3 registration statement to become effective; or

(iii)        If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

1.3           Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the giving of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all or part of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Any Holder who elects to include some or all of its Registrable Securities pursuant to this Section 1.3 shall cooperate with the Company in the preparation of any and all documents and instruments the Company deems necessary or convenient for the preparation of any applicable registration statement, and such Holder shall supply the Company with any and all information the Company deems necessary or convenient with respect to any such registration statement.

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1.4           Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

 (a)          Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until the majority of such Registrable Securities are sold, provided that Rule 415 under the Act, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 5 of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b)          Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c)          Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)          Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)          In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)          Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating to the registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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(g)          Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)          Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)          Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, or if not underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, or if not underwritten, in form and substance as is customarily given to underwriters and reasonably satisfactory to counsel to the Holder offering the greatest number of Registrable Securities for sale in the registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.5          Furnish Information.

(a)          It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

(b)          The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of Section 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a) or Section 1.12(b)(2), whichever is applicable.

1.6          Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of one (1) special counsel for the selling Holders and another counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of a majority–in–interest of the Initiating Holders (in which case all participating Holders shall bear such expenses), unless such Initiating Holders agree to forfeit (on behalf of all Holders) the right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not previously known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and will not be required to forfeit any such right pursuant to Section 1.2.

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1.7           Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

1.8           Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in good faith and in their sole discretion will not, because of marketing factors, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters determine in good faith and in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities which the underwriters determine in their sole discretion will not, because of marketing factors, jeopardize the success of the offering (the securities so included to be allocated and apportioned first, to the Company; second, pro rata among the selling Holders according to the total amount of Registrable Securities owned by each such Holder or in such other proportion as shall be mutually agreed to by such Holders; and third, pro rata among any other selling stockholders according to the total amount of securities owned by each such selling stockholder or in such other proportion as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case all selling Holders and other selling stockholders may be excluded if the Company and underwriters make the determination described above. For purposes of the preceding parenthetical concerning allocation and apportionment, for any Holder or selling stockholder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder or selling stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder” or “selling stockholder”, as applicable, and any pro rata reduction with respect to such Holder or selling stockholder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder” or “selling stockholder”, as defined in this sentence.

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1.9           Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10         Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)          To the extent permitted by applicable federal and state law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b)          To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder.

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(c)          Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)          If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this paragraph of Section 1.10, in no case shall any one Holder be liable or responsible for any amount in excess of the net proceeds received by such Holder from the offering of Registrable Securities; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution for any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties under this Section, notify such party or parties from whom such contribution may be sought, but the omission so to notify such party or parties from contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

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(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)          The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11        Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)          furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12        Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities issued upon conversion of the Preferred Stock then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)          promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

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(b)          as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after giving of such written notice by the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before any underwriters’ discounts or commissions) of less than $2,500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for one (1) period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.12 in any twelve (12) month period, provided that the Company shall not register any other of its securities during such ninety (90) day period other than pursuant to a Special Registration Statement (as defined below); (4) if the Company has already effected one (1) registration on Form S-3 within the preceding six (6) months; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)          Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of one (1) special counsel for the selling Holder or Holders and another counsel for the Company, shall be borne by the Company; provided that following such time as the Company has effected two (2) registrations on Form S-3 pursuant to this Section 1.12 during any consecutive twelve (12) month period, all expenses incurred in connection with any further Form S-3 registrations effected pursuant to this Section 1.12 during such period shall be borne pro rata by the Holder or Holders participating in the Form S-3 registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.13         Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (i) any partner or retired partner of any Holder which is a partnership, (ii) any family member or trust for the benefit of any individual Holder or any such family member, or (iii) any transferee or assignee (other than a competitor of the Company, as determined in good faith by the Company’s Board of Directors) who acquires at least 25,000 shares of Registrable Securities (as adjusted for stock splits, dividends, recapitalizations and the like with respect to such shares) provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

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1.14        “Market Stand-Off” Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act in connection with the Company’s initial public offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound, effective immediately upon the transfer of securities to any such donees) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

(a)          such agreement shall not exceed one hundred eighty (180) days (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711) following the effective date of such registration statement of the Company filed under the Act; and

(b)          all executive officers and directors of the Company then holding Common Stock and each stockholder of the Company holding in the aggregate at least 1% of the Company's equity securities on a fully-diluted basis (whether or not pursuant to this Agreement) enter into similar agreements; provided, however, that all restrictions set forth in this Section 1.14 on all such Investors shall terminate and be of no further force or effect if any such officer or director or any such stockholder is released from, or otherwise no longer bound by, such restrictions.

In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates representing, and impose stop-transfer instructions with respect to, the Registrable Securities of the Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future (a “Special Registration Statement”).

1.15       Termination of Registration Rights.

(a)          No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, in connection with which all shares of Preferred Stock convert into Common Stock.

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(b)          In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

1.16         Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Series F Requisite Investors, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on a parity with or senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement.

SECTION 2.          COVENANTS OF THE COMPANY.

2.1           Delivery of Financial Statements and Annual Operating Budget. Subject to Section 2.3, upon request the Company shall deliver to each Investor that holds a minimum aggregate of 500,000 shares of Preferred Stock (as adjusted for stock splits, dividends, recapitalizations and the like with respect to such shares) (a “Major Investor”), as soon as practicable:

(a)          but not later than 120 days following the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such fiscal year, and a schedule as to the sources and applications of funds for such fiscal year, such fiscal year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants selected by the Company’s Board of Directors, including at least one of the Series F Directors (as such term is defined in the Company’s Amended and Restated Certificate of Incorporation as in effect from time to time (the “Restated Certificate”));

(b)          but not later than 45 days following the end of each fiscal year of the Company, a preliminary unaudited income statement for such fiscal year, and a preliminary unaudited balance sheet of the Company and a preliminary unaudited statement of stockholder’s equity as of the end of such fiscal year;

(c)          but not later than 30 days following the end of each calendar month or fiscal quarter of the Company, unaudited financial statements of the Company for such month or fiscal quarter; and

(d)          but not later than 30 days before the beginning of each fiscal year of the Company, an annual operating budget of the Company for such fiscal year, which shall be approved by the Company’s Board of Directors prior to the commencement of such fiscal year.

2.2           Inspection. Subject to Section 2.3, the Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

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2.3           Confidentiality; Assignment of Information and Inspection Rights. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor (including pursuant to Sections 2.1 and 2.2) that the Company marks as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, member, subsidiary, parent, affiliate, advisor, attorney, accountant or auditor of such Investor as long as such partner, member, subsidiary, parent or affiliate is advised of the confidentiality provisions of this Section 2.3, (ii) at such time as it enters the public domain through no fault of such Investor, (iii) that is communicated to it free of any obligation of confidentiality or (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company. Each Investor may release without liability of any kind any information in its possession if such release is pursuant to a valid order of a court or other government body of the United States or any state thereof; provided that such Investor provides the Company with reasonable prior written notice of such disclosure and makes a reasonable effort to obtain, or to assist the Company in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the confidential information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued. Notwithstanding the foregoing, the terms of the Financing shall not be considered to be confidential or proprietary. The information and inspection rights set forth in Sections 2.1 and 2.2 may not be assigned or transferred other than to affiliates of an Investor.

2.4           Approval of Related Party Transactions. After the date of this Agreement, the Company shall not, without the approval of a majority of the disinterested members of the Board of Directors of the Company (to the extent applicable, including the affirmative vote or written consent of each of the Preferred Directors (as such term is defined in the Restated Certificate)), authorize or enter into any transaction with any director or officer of the Company, such director’s or officer’s affiliates or immediate family members, or the spouses of or trusts or other entities formed solely for the benefit of, or controlled by, such director, officer or immediate family members.

2.5           Insurance Policies. The Company shall at all times maintain (i) a directors’ and officers’ insurance policy in the amount of at least $5,000,000, which shall include employment practices liability coverage, and (ii) a “key person” life insurance policy in the amount of at least $1,000,000, naming the Company as beneficiary, for George Painter.

2.6           Assignment of Right of First Refusal. In the event the Company elects not to exercise any right of first refusal the Company may have on a proposed transfer of any of the Company’s outstanding capital stock, the Company shall, to the extent it may do so, assign such right of first refusal to each Investor that holds at least 500,000 shares in the aggregate of Series C Stock, Series D Stock, Series E Stock and/or Series F Stock (as adjusted for stock splits, dividends, recapitalizations and the like with respect to such shares) (a “Series C/D/E/F Stock Major Investor”) no later than 20 days prior to the expiration thereof. In the event of such assignment, each Series C/D/E/F Stock Major Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred within 10 days following the date of such assignment. For purposes of the preceding sentence, a Series C/D/E/F Stock Major Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Common Stock issuable upon conversion of the Series C Stock, Series D Stock, Series E Stock and Series F Stock held by such Series C/D/E/F Stock Major Investor at the time of the proposed transfer and the denominator of which is the total number of shares of Common Stock issuable upon conversion of the Series C Stock, Series D Stock, Series E Stock and Series F Stock held by all Series C/D/E/F Stock Major Investors at the time of such proposed transfer. If all of the Series C/D/E/F Stock Major Investors do not elect to purchase their full pro rata portion of the capital stock proposed to be transferred within such 10 day period, each Series C/D/E/F Stock Major Investor who does so elect shall have the right to acquire its pro rata portion of the unsubscribed shares within the following 10 day period. For purposes of the preceding sentence, a Series C/D/E/F Stock Major Investor’s pro rata portion shall be determined as described above, except that the denominator of the fraction described in clause (ii) above shall be the total number of shares of Common Stock issuable upon conversion of the Series C Stock, Series D Stock, Series E Stock and Series F Stock owned by all Series C/D/E/F Stock Major Investors who initially elect to purchase their full pro rata portion of the capital stock proposed to be transferred.

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2.7           Right of First Offer. Subject to the terms and conditions specified in this Section 2.7, the Company hereby grants to each Major Investor a right of first offer with respect to future issuance or sales by the Company of its Shares (as defined below). A Major Investor shall be entitled to apportion the right of first offer granted under this Agreement among itself and its partners and affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class of its capital stock or any phantom stock or stock appreciation rights (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a)          The Company shall deliver a notice by certified mail (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares. If the consideration to be paid by others for the Shares is not cash, the fair market value of the consideration shall be determined in good faith by the Company's Board of Directors and a reasonably detailed explanation of such determination of fair market value shall be included in the Notice. All Major Investors electing to participate in the offering of such Shares shall pay the cash equivalent thereof as so determined.

(b)          By written notification received by the Company within 20 calendar days after giving of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, including all shares of Common Stock issuable upon conversion of the Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities) (the “Pro Rata Portion”). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it (“Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise (the “Non-Fully Exercising Investor”). During the ten-day period commencing after such information is given, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares not subscribed for by the Major Investors which is equal to the proportion that the number of shares of Common Stock issued and held, including all shares of Common Stock issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, including all shares of Common Stock issuable upon conversion of the Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

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(c)          If all Shares are not elected to be obtained as provided in Section 2.7(b), the Company may, for 90 business days following the expiration of the period provided in Section 2.7(b), offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)          The right of first offer in this Section 2.7 shall not be applicable to the issuance or sale of (i) (A) up to 7,242,242 shares of Common Stock (as adjusted for any stock dividends, combinations and splits with respect to such shares of Common Stock) issued pursuant to the exercise of the stock options granted pursuant to the Company’s 2002 Equity Incentive Plan (as amended, the “Option Plan”) and outstanding on the date hereof, (B) up to 3,770,584 shares of Common Stock (as adjusted for any stock dividends, combinations and splits with respect to such shares of Common Stock) issued as restricted stock awards, or issuable upon exercise of stock options issued or granted after the date hereof pursuant to the Option Plan or (C) shares of Common Stock issued as restricted stock awards, or issuable upon exercise of stock options issued or granted after the date hereof pursuant to the Option Plan to the extent that any stock options or restricted stock awards previously granted pursuant to clause (A) or clause (B) of this Section 2.7(d)(i) are canceled or expire unexercised or are repurchased upon termination of service to the Company, in each such case, issued to employees, officers, directors or consultants for the primary purpose of soliciting or retaining their employment or services for the benefit of the Company, (ii) Shares issued upon or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1, in connection with which all shares of Preferred Stock convert into Common Stock, (iii) Shares issued pursuant to the exercise of warrants outstanding as of the date hereof, (iv) Shares issued as acquisition consideration in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, if such issuance or sale is approved by the Company’s Board of Directors, (v) Shares in an amount covering up to 500,000 shares of Common Stock (as adjusted for stock splits, dividends, recapitalizations and the like with respect to such shares), issued pursuant to any leasing arrangement or debt financing from a bank or similar financial institution, or pursuant to any research and development or other strategic partnership, licensing or collaborative arrangements and other similar transactions, if such issuance or sale is approved by the Company’s Board of Directors including the affirmative vote or written consent of at least one of the Series F Directors (as defined in the Restated Certificate), (vi) Shares issued pursuant to the Purchase Agreement, (vii) Shares issued upon the exercise of warrants issued pursuant to the Purchase Agreement, (viii) Shares issued upon conversion of the Preferred Stock or (ix) Shares issued in connection with any stock split or other stock dividend by the Company.

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(e)          Any and all rights arising under this Section 2.7 with respect to the issuance or sale of any Shares may be waived, either prospectively or retrospectively, by the written consent of (i) the Major Investors that hold a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series E Stock held by all Major Investors, voting as a separate class, and (ii) the Series F Requisite Investors, voting as a separate class, and any such waiver shall be effective as to all Major Investors with such rights under this Section 2.7.

2.8           Proprietary Information and Inventions Agreements. The Company hereby covenants that it shall require each new officer and employee of the Company and its subsidiaries to enter into and execute a Proprietary Information and Inventions Agreement in the standard form used by the Company, and that it shall require each new consultant of the Company and its subsidiaries to enter into and execute an agreement containing similar terms.

2.9           Use of Proceeds. Unless otherwise determined by the Company’s Board of Directors (including the affirmative vote or written consent of the Series F Directors), the Company shall use the proceeds of the sale of Series F Stock in all material respects pursuant to the Company’s business plan, including the use of funds schedule and work plan, provided to the holders of Series F Stock prior to the date hereof.

2.10         Qualified Small Business Stock. The Company will use reasonable efforts to not take any action that would cause the Series F Stock to not qualify as “Qualified Small Business Stock” under Section 1202 of the Internal Revenue Code of 1986, as amended. The Company will use reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended, any regulations promulgated thereunder and any similar state laws and regulations and agrees not to repurchase any stock of the Company if such repurchase would cause such shares not to so qualify as “Qualified Small Business Stock.”

2.11         Stock Vesting. Unless otherwise approved by the Company’s Board of Directors, including at least one of the Series F Directors, all stock options, rights to purchase stock and other stock equivalents (collectively, “Stock Awards”) issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following either the date of issuance or the first of the month following such person’s commencement of service to the Company, and (b) seventy-five percent (75%) of such stock shall vest ratably monthly over the remaining three (3) years; provided, however, that the vesting of any such stock (including any Stock Award issued on or prior to the date of this Agreement) may be accelerated upon the approval of the Company’s Board of Directors, including at least one of the Series F Directors. Any Stock Awards issued after the date of this Agreement shall not be subject to any vesting acceleration or severance benefits, whether in stock, cash or other form, other than pursuant to the terms of the Option Plan or other employment agreements or severance agreements in effect as of the date hereof.

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2.12         Management Carve-Out Plan. As soon as practicable following the Initial Closing, the Company and the Investors shall take all reasonable steps necessary to implement a management carve-out plan (the “Carve-Out Plan”) whereby the Company’s management will be entitled to a minimum of ten percent (10%) of the total proceeds available for distribution to the Company’s stockholders upon the closing of an Acquisition or Asset Transfer (each as defined in the Restated Certificate). The Carve-Out Plan shall be subject to the approval of the Company’s Board of Directors including the affirmative vote or written consent of both of the Series F Directors. It is anticipated that the Carve-Out Plan will contain provisions generally providing for reductions in proceeds payable thereunder based on in-the-money equity awards held by the Company’s management, the specific terms of which shall be set forth in the Carve-Out Plan.

2.13         Termination of Covenants. The covenants set forth in Sections 2.1 through 2.12 (other than the covenant set forth in Section 2.3, which shall survive indefinitely) shall terminate and be of no further force or effect upon the earlier of (i) the consummation of an underwritten public offering of the Company’s Common Stock under the Act in connection with which all shares of Preferred Stock convert into Common Stock or (ii) the closing of an Asset Transfer or Acquisition. In addition, the covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect in the event the Company otherwise becomes subject to the periodic reporting requirements of Sections 12(b) or 15(d) of the 1934 Act.

SECTION 3.          MISCELLANEOUS.

3.1           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Registrable Securities). Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

3.3           Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and .PDF format signatures shall be as effective as original signatures.

3.4           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.

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3.6           Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the Series F Requisite Investors and (iii) the Holders of a majority of the Registrable Securities issued or issuable upon conversion of the Series E Stock then outstanding, voting as a separate class. Notwithstanding the foregoing, no amendment or waiver, which by its express terms affects the express rights or obligations hereunder of any Holder materially, adversely and differently than the express rights or obligations hereunder of the other Holders shall be binding as to such Holder unless that Holder consents in writing to such amendment or waiver. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Investor, the Company and each of their respective successors and permitted assigns.

3.8           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9           Aggregation of Stock. All shares of Preferred Stock and Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10         Entire Agreement. This Agreement and the Purchase Agreement, each of even date herewith and the documents contemplated hereby and thereby constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof including the Prior Agreement.

3.11         Termination of Prior Agreement. This Agreement supersedes and replaces the Prior Agreement in its entirety, and such Prior Agreement shall be of no further force or effect upon execution of this Agreement by all parties hereto. Each of the Company and the Prior Investors that are party to the Prior Agreement hereby expressly consents and agrees to this amendment and restatement of the Prior Agreement and the Company represents and warrants to the other parties to the Purchase Agreement that this Agreement has been duly approved by consents of the parties to the Prior Agreement sufficient to constitute a valid amendment to the Prior Agreement that is binding on all parties to the Prior Agreement.

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3.12         Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

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In Witness Whereof, the parties have executed this Agreement as of the date first above written.

COMPANY:

CHIMERIX, INC.

By:	/s/ Kenneth I. Moch
Kenneth I. Moch
Chief Executive Officer

Address:	2505 Meridian Parkway Suite 340
Durham, NC 27713

Fax:	(919) 806-1146

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

Alta Biopharma Partners III, L.P

By: Alta Biopharma Management Partners III, LLC

/s/ Hilary Strain
Name: Hilary Strain
Title: CFO

Address:	One Embarcadero Center
37th Floor
San Francisco, CA 94111

Fax:

Alta Biopharma Partners III GmbH & Co. Beteiligungs KG

By: Alta Biopharma Management Partners III, LLC

/s/ Hilary Strain
Name: Hilary Strain
Title: CFO

Address:	One Embarcadero Center
37th Floor
San Francisco, CA 94111

Fax:

Alta Embarcadero Biopharma Partners III, LLC

/s/ Hilary Strain
Name: Hilary Strain
Title: CFO

Address:	One Embarcadero Center
37th Floor
San Francisco, CA 94111

Fax:

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

Asset Management Partners 2004, L.P.

/s/ Franklin P. Johnson Jr.
Name: Franklin P. Johnson, Jr.
Title: Member of General Partner

Asset Management Partners

/s/ Franklin P. Johnson, Jr.
Name: Franklin P. Johnson, Jr.
Title: General Partner

Address:	2100 Geng Road, Suite 200 Palo Alto, CA 94303

Fax:	(650) 856-1826

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

Canaan VII L.P.

By: Canaan Partners VII LLC

/s/ Seth A. Rudnick
Name: Seth A. Rudnick
Title: General Partner

Address: 285 Riverside Avenue
Suite 250
Westport, CT 06880

Fax: (203) 854-9117

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

Frazier Healthcare IV, L.P.
Frazier Affiliates IV, L.P.

By:	FHM IV, LP, its general partner
By:	FHM IV, LLC, its general partner

By:	/s/ Patrick Heron
Name: Patrick Heron
Title: Authorized Representative Officer

Address:	c/o Frazier Healthcare Ventures
2 Union Sq Bldg., Suite 3200
601 Union St.
Seattle, WA 98012

Fax:	(206) 621-1848

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

Morningside Venture Investments Limited

/s/ Lars Sorensen /s/ Louise Garbarino
Name: Lars Sorensen / Louise Garbarino
Title: Authorized Signatures

Address:
2nd Floor, Le Prince de Galles, 3-5
Avenue des Citronniers, MC98000
Monaco

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

New Leaf Ventures II, L.P.

By: New Leaf Venture Associates II, L.P.
Its: General Partner
By: New Leaf Venture Management II, L.L.C.
Its: General Partner

By:	/s/ James Niedel

Name: James Niedel
Title: Managing Director

Address:
Times Square Tower
7 Times Square, Suite 1603
New York, NY 10036
Attention: Philippe Chambon

Fax: (646) 871-6450

With a copy (which shall not constitute notice) to:

Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, NY 10103
Attention: Michael R. Flynn
Fax: (212) 318-3400

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

A.M. Pappas Life Science Ventures IV, L.P.

By: AMP&A Management IV, LLC
Its: General Partner

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Chief Financial Officer and Partner

PV IV CEO Fund, L.P.

By: AMP&A Management IV, LLC
Its: General Partner

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Chief Financial Officer and Partner

A.M. Pappas Life Science Ventures III, L.P.

By: AMP&A Management III, LLC
Its: General Partner

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Chief Financial Officer and Partner

PV III CEO Fund, LP

By: AMP&A Management III, LLC
Its: General Partner

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Chief Financial Officer and Partner

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

Sanderling Venture Partners V, L.P.
Sanderling V Biomedical, L.P.
Sanderling V Limited Partnership
Sanderling V Beteiligungs GmbH & Co. KG

By: Middleton, McNeil & Mills
Associates V, LLC

/s/ Timothy J. Wollaeger
Timothy J. Wollaeger
Managing Director

Address:	400 South El Camino Real
Suite 1200
San Mateo, CA 94402

Fax:	(650) 375-7073

Sanderling Ventures Management V

/s/ Timothy J. Wollaeger
Timothy J. Wollaeger Owner

Address:	400 South El Camino Real
Suite 1200
San Mateo, CA 94402
Fax:	(650) 375-7073

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

Sanderling Venture Partners VI Co-Investment Fund, L.P.
Sanderling VI Beteiligungs GmbH & Co. KG
Sanderling VI Limited Partnership

By: Middleton, McNeil Mills &
Associates VI, LLC

/s/ Timothy J. Wollaeger
Timothy J. Wollaeger
Managing Director

Address:	400 South El Camino Real
Suite 1200
San Mateo, CA 94402-1708

Fax:	(650) 375-7073

Sanderling Ventures Management VI

/s/ Timothy J. Wollaeger
Timothy J. Wollaeger Owner

Address:	400 South El Camino Real
Suite 1200
San Mateo, CA 94402-1708
Fax:	(650) 375-7073

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

Sanderling V Biomedical Co-Investment Fund, L.P.
Sanderling Venture Partners V Co-Investment Fund, L.P.

By: Middleton, McNeil & Mills
Associates V, LLC

/s/ Timothy J. Wollaeger
Timothy J. Wollaeger Managing Director

Address:	400 South El Camino Real
Suite 1200
San Mateo, CA 94402-1708

Fax:	(650) 375-7073

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

Sanderling V Strategic Exit Fund, L.P.

By: Middleton, McNeil & Mills Associates V, LLC

/s/ Timothy J. Wollaeger
Timothy J. Wollaeger
Managing Director

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

INVESTORS:

Stephen Bloch

/s/ Stephen Bloch

Dan Ciporin

/s/ Dan Ciporin

Graham Crooke

/s/ Graham Crooke

Stephen Heidel

/s/ Stephen Heidel

Don Grayson

/s/ Don Grayson

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

SCHEDULE A
Investors

Alta Biopharma Partners III, L.P.

Alta Biopharma Partners III GmbH & Co. Beteiligungs KG

Alta Embarcadero Biopharma Partners III, LLC

Asset Management Partners

Asset Management Partners 2004, L.P.

Stephen Bloch

Canaan VII L.P.

Dan Ciporin

Jonathan M. D. Cool

Graham Crooke

William R. Daniels III

Bennett Dubin

Frazier Healthcare IV, L.P.

Frazier Affiliates IV, L.P.

General Electric Capital Corporation **

Don Grayson

Stephen Heidel

Hutton Living Trust dated 12/10/96

Franklin P. Johnson, Jr.

Warren Lee

Morningside Venture Investments Limited

New Leaf Ventures II, L.P.

A.M. Pappas Life Science Ventures IV, L.P.

PV IV CEO Fund, L.P.

A.M. Pappas Life Science Ventures III, L.P.

PV III CEO Fund, LP

Sanderling Venture Partners V, L.P.

Sanderling V Biomedical, L.P.

Sanderling V Limited Partnership

Sanderling V Beteiligungs GmbH & Co. KG

Sanderling Ventures Management V

Sanderling V Biomedical Co-Investment Fund, L.P.

Sanderling Venture Partners V Co-Investment Fund, L.P.

Sanderling V Strategic Exit Fund, L.P.

Sanderling Venture Partners VI Co-Investment Fund, L.P.

Sanderling VI Beteiligungs GmbH & Co. KG

Sanderling VI Limited Partnership

Sanderling Ventures Management VI

Shellwater & Co., as nominee for the University of California, San Diego *

Silicon Valley Bank***

*	Solely for purposes of the “piggyback” registration rights granted pursuant to Section 1.3 herein.
**	Solely for purposes of the registration rights granted pursuant to Section 1 herein.
***	Solely for purposes of the “piggyback” and Form S-3 registration rights granted pursuant to Sections 1.3 and 1.12, respectively, herein.